                                                                     EXHIBIT 2.5

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
        REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE RECOVERY NETWORK, INC. THAT SUCH
        REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE

        FOR VALUE RECEIVED, THE RECOVERY NETWORK, INC., a Colorado corporation (hereinafter called "Borrower"), hereby promises to pay to AUSTOST ANSTALT SCHANN, 7440 Fuerstentum, Lichenstein Landstrasse 163, Fax No.:
011-431-534532895 (the "Holder") or order, without demand, the sum of $30,000.00, with simple interest accruing at the annual rate of 12%, on March __, 2000 (the "Maturity Date"), as such date may be extended by agreement of the parties hereto.

        The following terms shall apply to this Note:

                                   ARTICLE I

                           DEFAULT RELATED PROVISIONS

        1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 16% per annum shall apply to the amounts owed hereunder.

        1.2 Conversion Privileges. The conversion Privileges shall remain in full force and effect as set forth in Article II and until the Note principal and interest are paid in full.

        1.3 Interest Rate. At the election of the Holder, on or after the earlier of each Conversion Date (as hereinafter defined), or the Maturity Date, accelerated or otherwise, the Borrower shall pay interest at the annual rate of 12% per annum.

                                   ARTICLE II

                               CONVERSION RIGHTS

        The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

                                                                 The Sargon Fund

          4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

          4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

          4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

          4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this _______ day of March, 1999.


                                   THE RECOVERY NETWORK, INC.



                                   By:   /s/ GARY HOROWITZ
`                                      ---------------------------------------

WITNESS:



---------------------------------------

                                                                   Balmore Funds

          4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

          4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

          4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

          4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this _______ day of March, 1999.


                                   THE RECOVERY NETWORK, INC.



                                   By: /s/ GARY HOROWITZ
                                       ---------------------------------------

WITNESS:



---------------------------------------

                                                         Austost Anstalt Schaan

          4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

          4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

          4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

          4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this _______ day of March, 1999.


                                   THE RECOVERY NETWORK, INC.



                                   By: /s/ GARY HOROWITZ
                                       ---------------------------------------

WITNESS:



---------------------------------------

                                                                    Martin Chopp


          4.4  Assignability.   This Note shall be binding upon the Borrower and
its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

          4.5  Cost of Collection.   If default is made in the payment of this
Note, Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

          46.  Governing Law.   This Note shall be governed by and construed in
accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

          4.7  Maximum Payments.   Nothing contained herein shall be deemed to
establish or require the payment of a rate of interest or other charges in excess of the maximum permitted applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this ____ day of March, 1999.


                                     THE RECOVERY NETWORK, INC.



                                     By:  /s/ GARY HOROWITZ
                                         ---------------------------------



WITNESS:



------------------------------
provisions, the Company may withdraw any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                  (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

                  (iv) The Company shall file with the Commission no later than April 15, 1999 (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form S-3 registration statement (or such other form that it is eligible to use) on or before June 15, 1999 in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission on or before June 15, 1999 ("Effective Date"). The Company will register not less than 64,000 shares of Common Stock in the aforedescribed registration statement for each $10,000 of Note principal subscribed for and one share of Common Stock for each Commission Share. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Placement Agents, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Placement Agents, as the case may be. Such registration statements will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

            10.2.  Registration Procedures.   If and whenever the Company is
required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its best effort to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings;

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.


                                THE RECOVERY NETWORK, INC.



                                By: /s/ GARY HOROWITZ
                                    -----------------------------------


                                Dated: March   , 1999

The undersigned Subscriber waives the provision by the Company on the Closing Date of the legal opinion referred to in Section 3 hereof.


Accepted:


AUSTOST ANSTALT SCHAAN - Subscriber
(A Lichenstein corporation)
7440 Fuerstentum
Lichenstein Landstrasse 163
Fax: 011-431-534532895



By:
   -----------------------------------

Dated as of March   , 1999

Principal Amount of Note: $30,000.00

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              THE RECOVERY NETWORK, INC.


                              By: /s/ GARY HOROWITZ
                                ----------------------------------

                              Dated: March  __, 1999


The undersigned Subscriber waives the provision by the Company on the Closing Date of the legal opinion referred to in Section 3 hereof.

Accepted:

BALMORE FUNDS S.A. - Subscriber
(A B.V.I. corporation)
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262


By:
  -------------------------------------

Dated as of March __, 1999

Principal Amount of Note: $30,000.00

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              THE RECOVERY NETWORK, INC.


                              By: /s/ GARY HOROWITZ
                                ----------------------------------

                              Dated; March __, 1999

The undersigned Subscriber waives the provision by the Company on the Closing Date of the legal opinion referred to in Section 3 hereof.

Accepted:

THE SARGON FUND, L.P. - Subscriber
(A New York corporation)
20 Adele Road
Cedarhurst, New York 11516
Fax: 516-371-6999


By:
  -------------------------------------

Dated as of March __, 1999

Principal Amount of Note: $30,000.00

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                              THE RECOVERY NETWORK, INC.


                              By: /s/ GARY HOROWITZ
                                ----------------------------------

                              Dated; March __, 1999

The undersigned Subscriber waives the provision by the Company on the Closing Date of the legal opinion referred to in Section 3 hereof.

Accepted:

MARTIN CHOPP - Subscriber
1129 East 22nd Street
Brooklyn, New York 11210
Fax: 718-854-3342

By:
  -------------------------------------

Dated as of March __, 1999

Principal Amount of Note: $10,000.00